Amendment No. 4

DATCHAT, INC.

$50,000 MINIMUM OFFERING AMOUNT (25,000 SHARES OF COMMON STOCK)

$50,000,000 MAXIMUM OFFERING AMOUNT (25,000,000 SHARES OF COMMON STOCK)

Explanatory Note

This Amendment to Form 1-A for the above registrant is being filed pursuant to Rule 252(f)(iii) as follows:

252(f) Amendments. (1)(i) Amendments to an offering statement must be signed and filed with the Commission in the same manner as the initial filing. Amendments to an offering statement must be filed under cover of Form 1-A and must be numbered consecutively in the order in which filed.

(iii) Amendments solely relating to Part III of Form 1-A must comply with the requirements of paragraph (f)(1)(i) of this section, except that such amendments may be limited to Part I of Form 1-A, an explanatory note, and all of the information required by Part III of Form 1-A.

Accordingly, we have filed all of Part I of Form 1-A and all of the information required by Part III of Form 1-A, as set forth below.

The filing is being made to file the opinion of Lucosky Brookman LLP.

The date of this filing is January 31, 2017

PART III

INDEX TO EXHIBITS

Item Number	Exhibit
2.1	Amended and Restated Articles of Incorporation **
2.2	Amended and Restated Bylaws **
2.3	Certificate of Designation of Series A Preferred Stock **
3.1	Form of Stock Certificate**
4.1	Form of Subscription Agreement**
6.1	Form of Master Services Agreement with FundAmerica, LLC and FundAmerica Stock Transfer**
6.2	Form of Technology Agreement with FundAmerica, LLC**
8.1	Form of Escrow Agreement**
11.1	Consent of D. Brooks and Associates CPA's, P.A.**
11.2	Consent of Lucosky Brookman LLP (Included with the legal opinion provided pursuant to Item (12.1))
12.1	Opinion of Lucosky Brookman LLP*

*	Filed herewith
**	Previously Filed

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Brunswick, State of New Jersey, on this 31st day of January, 2017.

DATCHAT, INC.

By:	/s/ Darin Myman
Chief Executive Officer

This offering statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Darin Myman	Chief Executive Officer, Chief Financial Officer, and Director	January 31, 2017
(Principal Executive Officer, Principal Financial Officer, and Principal Accounting Officer)

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